UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2005

AUTOLIV, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices)

Registrant's telephone number, including area code +46-8-587 20 600

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2005 Autoliv, Inc. signed a Facilities Agreement of US$ 1,100,000,000, which is attached hereto as Exhibit 99.h and is hereby incorporated by reference.

On November 8, 2005, Autoliv, Inc. issued a press release announcing the new credit facility, which is furnished as exhibit 99.1 to this report and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

99.h   Facilities Agreement of US$ 1,100,000,000 dated November 7, 2005, among Autoliv, Inc. and the lenders named therein.

99.1    Press Release of Autoliv, Inc. dated November 8, 2005, reporting the new credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date November 14, 2005	AUTOLIV, INC. (Registrant)
/s/Jörgen Svensson Jörgen Svensson Vice President - Legal Affairs, General Counsel and Secretary